Exhibit 99.1

THE NEW HOME COMPANY INC. ANNOUNCES PRICING OF PRIVATE TACK-ON OFFERING OF 7.25% SENIOR NOTES DUE 2025

Irvine, CA, February 22, 2021 – The New Home Company Inc. (NYSE: NWHM) (the “Company”) today announced that it has priced a private tack-on offering (the “Offering”) of $35.0 million in aggregate principal amount of its 7.25% senior notes due 2025 (the “2025 notes”). The 2025 notes will be issued at an offering price of 103.25% of their face amount, which represents a yield to maturity of 6.427%. The Company expects to close this offering on February 24, 2021, subject to the satisfaction of customary closing conditions.

The Company intends to use the net proceeds from this offering for general corporate purposes, including land acquisition, investment in new markets and working capital, and to pay fees and expenses in connection with the Offering. The 2025 notes are an additional issuance of our existing 7.25% Senior Notes due 2025 and will be issued under the indenture dated as of October 28, 2020 (the “Indenture”), pursuant to which we previously issued $250,000,000 in aggregate principal amount of 7.25% Senior Notes due 2025 (the “existing 2025 notes”). The 2025 notes have identical terms as the existing 2025 notes other than with respect to the date of issuance and issue price. The 2025 notes, together with the existing 2025 notes, will be treated as a single class for all purposes under the Indenture.

The 2025 notes are being offered and sold to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons outside the United States in compliance with Regulation S under the Securities Act. The 2025 notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

This press release is neither an offer to sell nor a solicitation of an offer to buy the 2025 notes or any other securities and shall not constitute an offer or a solicitation of an offer to buy, or a sale of, the 2025 notes or any other securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any state or any jurisdiction. Any offer, if at all, will be made only pursuant to Rule 144A or Regulation S under the Securities Act.

Forward-Looking Statements

Various statements contained in this press release, including those that express a belief, anticipation, expectation or intention, as well as those that are not statements of historical fact, are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended). Any statements contained herein that do not describe historical facts, including but not limited to statements regarding the offering, the anticipated use of proceeds of the offering and the expectations regarding size and timing of completion of the offering, are forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those discussed in such forward-looking statements. Such risks and uncertainties include, among others, the risks identified in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company’s Annual Report on Form 10-K for the year ended December 31, 2020. Any of these risks and uncertainties could materially and adversely affect the Company’s results of operations, which would, in turn, have a significant and adverse impact on the Company. The Company cautions you not to place undue reliance on any forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made or to reflect the occurrence of unanticipated events.

Contact:

Investor Relations | Drew Mackintosh | 949-382-7838 | investorrelations@nwhm.com